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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) February 12, 2001

FIRST NILES FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	0-24849 (Commission File Number)	34-1870418 (IRS Employer Identification No.)
55 North Main Street, Niles, Ohio (Address of principal executive offices)	44446 (Zip Code)

Registrant's telephone number, including area code (330) 652-2539

__________________________________________________________ (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

       On February 12, 2001, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the earnings of First Niles Financial, Inc., for the quarter and year-ended December 31, 2000.

       First Niles also announced that its annual meeting of shareholders will be held on Wednesday, April 18, 2001, at 2:00 p.m. at the main office of First Niles, located at 55 North Main Street, Niles, Ohio. The record date for voting at the annual meeting has been set as March 2, 2001.

ITEM 7.   EXHIBITS

       (a) Exhibits

              Exhibit 99.1 - Press Release, dated February 12, 2001

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST NILES FINANCIAL, INC.

Date: February 14, 2001	By: /s/ Lawrence Safarek Lawrence Safarek Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 12, 2001